EXHIBIT 21

                   NORTHROP GRUMMAN CORPORATION SUBSIDIARIES

Address for subsidiaries (unless otherwise noted) is:
     c/o Northrop Grumman Corporation
     Office of the Corporate Secretary
     1840 Century Park East
     Los Angeles, CA 90067

 .  Allied Holdings, Inc.
        .  Allied Transportation Products, Inc.
        .  Grumman Credit Corporation
 .  DSSD International, Inc.
 .  Grumman Sensor Systems, Inc.
 .  Grumman Systems Support Corporation
 .  Grumman International, Inc.
 .  Grumman Ohio Corporation
 .  Iran-Northrop Grumman Programs Service Company
 .  Logicon, Inc.
        .  Inter-National Research, Inc.
                .  INRI, UK
        .  Logicon Eagle Technology, Inc.
        .  Logicon Ultrasystems, Inc.
        .  Logicon Technical Services, Inc.
        .  Logicon Geodynamics, Inc.
                .  Geodynamics Services Corp.
        .  Logicon Syscon, Inc.
                .  Logicon Syscon Services, Inc.
        .  Syscon B.V.I.*
        .  Logicon Canada Limited*
 .  MOCIT, Inc.
 .  Northrop Grumman Aviation, Inc.
 .  Northrop Grumman Commercial Aircraft Company
 .  Northrop Grumman Electronic Sensors and Systems International, Inc.
        .  WESCAN Europe Ltd. (Ireland)*
           3 Burlington Road,
           Dublin 4, Ireland
 .  Northrop Grumman Electronic Systems International Company
 .  Northrop Grumman Electronics Systems Integration International, Inc.
           Senator House
           85 Queen Victoria Street
           London  EC4V 4IL
        .  Northrop Grumman Electronic Systems Integration Limited*

                                     1 OF 3

 .  Northrop Grumman Field Support Services, Inc.
 .  Northrop Grumman Foreign Sales Corporation (Barbados)*
           c/o Chase Trade, Inc.
           Stevmar House, Suite 2
           Rockley, Christ Church, Barbados
 .  Northrop Grumman International, Inc.
        . Northrop Grumman (Singapore) Private Limited (Singapore)* 250 North Bridge Road #15-04
           Raffles City Tower
           Singapore 179101
 .  Northrop Grumman International Services Company, Inc.
 .  Northrop Grumman Norden Systems, Inc.
 .  Northrop Grumman Overseas Holdings, Inc.
        .  Northrop Grumman-Canada, LTD. (Canada)*
           c/o Gowling, Strathy & Henderson
           120 King Street West
           Suite 600
           Hamilton, Ontario
           L8P 4V2
        .  Northrop Grumman Electronicos, Inc.
        .  Northrop Grumman Overseas Holdings (UK), Ltd.*
           c/o Baker & McKenzie
           100 New Bridge Street
           London EC4V 6JA
           United Kingdom
                .  Park Air Electronics Ltd. (UK)*
                   Northfields
                   Market Deeping
                   Peterborough,
                   PE6 8LG, England
 .  Northrop Grumman Overseas Service Corporation
 .  Northrop Grumman Space Operations, LP
 .  Northrop Grumman Tactical Systems LLC
 .  Northrop Grumman Technical Services Corporation
 .  Northrop Grumman Technical Services, Inc.
 .  Northrop International Aircraft, Inc.
 .  Perceptics Corporation

                                     2 OF 3

 .  Remotec, Inc. (96% owned)
 .  VAC Industries, Inc.
 .  Xetron Corporation
















* Foreign Subsidiaries

                                     3 OF 3